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Exhibit No. 3
Headway Corporate Resources, Inc.
Form 10-KSB
File No. 0-23170

                HEADWAY CORPORATE RESOURCES, INC.

    CERTIFICATE OF DESIGNATION OF NUMBER, POWERS, PREFERENCES
     AND RELATIVE, PATICIPATING, OPTIONAL, AND OTHER SPECIAL
    RIGHTS, AND THE QUALIFICATIONS LIMITATIONS, RESTRICTIONS,
           AND OTHER DISTINGUICHING CHARACTERISTICS OF

              SERIES A CONVERTIBLE PREFERRED STOCK
              SERIES B CONVERTIBLE PREFERRED STOCK
              SERIES C CONVERTIBLE PREFERRED STOCK
              SERIES D CONVERTIBLE PREFERRED STOCK
              SERIES E CONVERTIBLE PREFERRED STOCK

     Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware

      HEADWAY CORPORATE RESOURCES, INC., a corporation organized and existing under the laws of the state of Delaware (the
"Corporation"), in accordance with Section 151(g) of the  General
Corporation Law of Delaware, DOES HEREBY CERTIFY:

      1. The Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), fixes the total number of shares of all classes of capital stock which the Corporation shall have the authority to issue at Twenty-Five Million (25,000,000) shares, of which Five Million (5,000,000) shares shall be shares of Preferred Stock, par value $.0001 per share (herein referred to as "Preferred Stock"), and Twenty Million (20,000,000) shares shall be shares of Common Stock, par value $.0001 per share (herein referred to as "Common Stock").

      2. The Certificate of Incorporation expressly grants to the Board of Directors of the Corporation authority to provide for the issuance of said Preferred Stock in one or more series, with such voting powers, if any, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or revolutions providing for the issue thereof adopted by the Board of Directors and as are not stated and expressed in the Certificate of Incorporation.

      3. Pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors, on October 18, 1996, by unanimous written consent, duly authorized and adopted the following resolutions providing for issue of the following series of its Preferred Stock a  series  to be designated "Series A Convertible Preferred
Stock";
      a  series  to be designated "Series B Convertible Preferred
Stock";
      a  series  to be designated "Series C Convertible Preferred
Stock";
      a  series  to be designated "Series D Convertible Preferred
Stock"; and
      a  series  to be designated "Series E Convertible Preferred
Stock".

      "RESOLVED, that issue of five series of Preferred Stock, $.0001 par value per share, of the Corporation consisting of Twenty-Eight Hundred (2,800) shares designated as "Series A Preferred Stock", Sixty-Eight Hundred Fifty-Eight (6,858) shares designated as "Series B Preferred Stock", Twenty-Four (24) shares designated as "Series C Preferred Stock", Forty-Four (44) shares designated as "Series D Preferred Stock", and Five Hundred Seventy-Five Thousand (575,000) shares designated as "Series E Preferred Stock", is hereby provided for, and the voting power, designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series shall be as set forth below, and upon the effective date each of said series' shall be deemed to be included in and be a part of the Certificate of Incorporation pursuant to the provisions of Sections 104 and 151 of the General Corporation Law of the State of Delaware:

              SECTION I.  SERIES A PREFERRED STOCK

      Designation; Number of Shares. The designation of such series of Preferred Stock shall be "Series A Convertible Preferred Stock" (hereinafter referred to as the "Series A Stock") and the number of authorized shares constituting the Convertible Preferred Stock is Two Thousand Eight Hundred (2,800). The Series A Stock shall be deemed a separate class of Preferred Stock apart from any other series of Preferred Stock.

Part 1.  Dividends.

      1A. Entitlement. The holders of Series A Stock shall be entitled to receive cumulative cash dividends when and as declared by the Corporation's Board of Directors out of funds available therefor under applicable law. Such dividends shall be paid to the holders of record at the close of business on the date specified by the Board of Directors at the time such dividend is declared; provided, however, that such date shall not be more than sixty (60) days nor less than ten (10) days prior to each respective Dividend Payment Date (as defined below under this Section I).

      1B. Accrual Rate. Dividends on each share of Series A Stock shall accrue cumulatively on a daily basis at the rate of 8.00% per annum of the Liquidation Value (as defined below under this Section I) thereof, but not including such portion of the Liquidation Value, if any, which constitutes accrued and unpaid dividends, from and including the date of issuance of such share to and including the date on which the Redemption Price (as defined below under this Section I) of such share is paid or the date on which such share in converted into Common Stock. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any share of the Series A Stock will be deemed to be its "date of issuance" regardless of the number of times transfer of any such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence any such share.

      1C. Dividend Payment Dates. Dividends on the Series A Stock shall be payable semi-annually on June 30 and December 31 of each year (the "Dividend Payment Dates"). All dividends which have accrued on each share of Series A Stock outstanding during the six-month period ending upon each such Dividend Payment Date will be added to the Liquidation Value of such share and will remain a part thereof until such dividends are paid.

      1D. Certain Restrictions. The Corporation shall not, without the prior written consent of the holders of a majority of Series A Stock, (i) declare, order or pay any dividend (other than dividends payable solely in shares of stock) on any Junior Securities (as defined below under this Section I) or (ii) redeem any shares of Junior Securities, unless and until the Corporation shall have redeemed all of the outstanding Series A Stock in accordance with Part 3 of Section I, below.

      1E. Distribution of Partial Dividend Payments; Fractional Shares. If at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Stock, such payment will be distributed ratably among the holders of such Series A Stock based upon the aggregate accrued but unpaid dividends on such Series A Stock held by each holder. Each fractional share of Series A Stock outstanding, if any, shall be entitled to a ratably proportionate amount of all dividends to which each outstanding full share of such Series A Stock is entitled hereunder.

Part 2.  Liquidation.

      Upon any liquidation, dissolution or winding up of the Corporation, the holders of Series A Stock will be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all shares of Series A Stock outstanding, and the holders of Series A Stock will not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of Series A Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value of the Series A Stock held by each such holder. The Corporation will mail written notice of such liquidation, dissolution or winding up not less than 30 days prior to the payment date stated therein, to each record holder of Series A Stock. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of Part 2 of this Section I.

Part 3.  Redemptions.

      3A. For each share of Series A Stock which is to be redeemed, the Corporation will be obligated on the Redemption Date (as defined below) to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office or to the corporation's transfer agent of the certificate(s) representing such shares of Series A Stock) an amount in immediately available funds equal to the Liquidation Value thereof. If the funds of the Corporation legally available for redemption of Series A Stock on any Redemption Date are insufficient to redeem the total number of shares of Series A Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of shares of Series A Stock ratably among the holders of the Series A Stock to be redeemed based upon the Liquidation Value of such Series A Stock held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Series A Stock, such funds will immediately be used to redeem the balance of the Series A Stock which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

      3B. Notice of Redemption. The Corporation will mail written notice of each redemption of Series A Stock to each record holder of Series A Stock not more than sixty (60) nor less then twenty (20) days prior to the date on which such redemption in to be made. In case fewer than the total number of shares of Series A Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares of Series A Stock will be issued to the holder thereof without cost to such holder within ten business days after surrender of the certificate representing the redeemed Series A Stock.

      3C. Redemption Date. On the date on which the Liquidation value of any Series A Stock is paid all rights, including, but not limited to any right of conversion, of the holder of such Series A Stock will cease, and such Series A Stock will not be deemed to be outstanding.

      3D. Redeemed or Otherwise Acquired Shares. Any shares of Series A Stock which are redeemed or otherwise acquired by the Corporation shall be canceled, may not be reissued as Series A Stock, and shall be returned to the status of authorized and unissued shares of Preferred Stock without designation as to series.

      3E.   Optional Redemption.  The Corporation may at any time
redeem all or any portion of the Series A Stock at a price per share equal to the Liquidation Value thereof, including any accrued and unpaid dividends.

      3F. Redemptions upon Certain Voluntary Corporate Actions. Upon the occurrence of a Fundamental Change, the Corporation shall redeem all of the outstanding Series A Stock at a price per share equal to the Liquidation Value thereof including any accrued and unpaid dividends to the Redemption Date. The term "Fundamental Change" means (a) a sale or transfer of all or substantially all of the assets of the Corporation on a consolidated basis in any transaction or series of related transactions (other than sales in the ordinary course of business) and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation and, after giving effect to such merger, the holders of the Corporation's outstanding capital stock (on a fully-diluted basis) immediately prior to such merger will own the Corporation's outstanding capital stock (on a fully-diluted basis) having a majority of the ordinary voting power to elect the Corporation's board of directors.

Part 4.  Events of Noncompliance

      4A.   Definition.  An Event of Noncompliance will be deemed
to have occurred if:

      (i) the Corporation fails to make any redemption payment with respect to the Series A Stock which it is obligated to make hereunder, whether or not such payment in legally permissible;

      (ii) the Corporation fails to pay dividends to the holders of Series A Stock for two (2) consecutive Dividend Payment Dates;

      (iii) the Corporation makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation bankrupt or insolvent; or any order for relief with respect to the Corporation is entered under the Federal Bankruptcy Code; or the Corporation petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or of any substantial part of the assets of the Corporation, or commences any proceeding relating to the, Corporation under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction or any such petition or application is filed, or any such proceeding is commenced, against the Corporation and either (a) the Corporation by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within sixty (60) days.

     4B.  Consequences of Certain Events of Noncompliance.

     (i) If an Event of Noncompliance has occurred and continued for a period of 30 days, the holder or holders of a majority of the Series A Stock then outstanding may demand (by written notice delivered to the Corporation) (a) immediate acceleration of the right to convert the Series A Stock into shares of Common Stock under Part 6B of this Section I, below, such that 100% of the Series A Stock shall be vested in such holder or holders and eligible for conversion into Common Stock on the date of such written notice, which notice may include a written notice of conversion of all or a portion of such shares pursuant to Part 6A of this Section I, below.

      (ii) If an Event of Noncompliance has occurred and continued for a period of 30 days, the holder or holders of a majority of the Series A Stock then outstanding (the "Holder") may also demand that the Board of Directors be deemed dissolved and all positions vacated. In this connection, the Holder may schedule a meeting of all stockholders of the Corporation upon at least twenty-four (24) hours advance notice either in writing, telegram or by a telephonic communication to all stockholders at which meeting a new Board of Directors shall be elected. Notwithstanding anything to the contrary in the herein or in the Corporation's By-laws, it is expressly agreed that the Holder acting in person or by proxy may elect a majority of the members of the Board of Directors. The remaining members of the Board of Directors may be elected or designated by holders of a majority of the Common Stock. Upon such election, the Board of Directors, by majority vote, may conduct the business and affairs of the Corporation and may also terminate the employment of any employee of the Corporation or his or her official position with the Corporation, or both, subject to any existing employment agreements. The Holders' directors shall serve as directors until such time as the Event of Noncompliance has been remedied or the Series A Stock converted entirely to Common Stock or redeemed in full, at which time such directors shall resign.

      (iii) If any Event of Noncompliance exists, each Holder will also have any other rights which such holder may have been afforded under any contract or agreement at any time and any other rights which such Holder may have pursuant to applicable law.

Part 5. Voting Rights. The voting powers of the holders of Series A Stock include:

      (i) the right, as a class, to elect two (2) directors to the Corporation's Board of Directors; and

      (ii) the exclusive right, as a class, to approve any enlargement of the Corporation's Board of Directors in excess of nine (9) directors.

      Except an otherwise provided herein and as otherwise provided by law, the Series A Stock will have no other voting rights.

Part 6.  Conversion Rights.

      6A. Conversion Procedure. Subject to the provisions set forth below, each share of Series A Stock shall be convertible at the option of the holder thereof, in the manner hereinafter set forth, into that number of fully paid and nonassessable shares of Common Stock determined as set forth below.

     Any holder of Series A Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates for the shares being converted, duly endorsed or assigned to the Corporation or in blank, at the principal office of the Corporation or at a bank or trust company appointed by the Corporation for that purpose, accompanied by a written notice of conversion specifying the number of shares of Series A Stock to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued; in case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issue of shares of Common Stock in such name or names. After receipt of such notice of conversion, the Corporation shall either:

      (i) within sixty (60) days after receipt of such notice, issue and deliver or cause to be issued and delivered to such holder a certificate or certificates for shares of Common Stock resulting from such conversion; or

      (ii) within sixty (60) days after receipt of such notice, redeem all or any portion of the Series A Stock specified in the aforementioned notice at an amount in immediately available funds equal to the Liquidation Value thereof, including any accrued and unpaid dividends.

In case less than all of the shares of Series A Stock represented by a certificate are to be converted by a holder, upon such conversion the Corporation shall also deliver or cause to be delivered to such holder a certificate or certificates for the shares of Series A Stock not so converted.

      6B. Basic Conversion Rights. The right to convert the Series A Stock into shares of Common Stock shall vest immediately on issuance with respect to 26.27% of the shares of Series A Stock issued to each holder, and shall vest with respect to the remaining shares of Series A Stock of all holders outstanding on August 31, 1997. If shares of Cumulative Preferred Stock are held by more than one holder, each such holder shall be entitled to convert only the applicable percentage of such shares held by such holder. Each share of Series A Stock is convertible into 476 newly issued shares of Common Stock of the Corporation.

      6C. Fundamental Changes. In case the Corporation shall effect any capital reorganization of the Common Stock or shall consolidate, merge or engage in a statutory share exchange with or into any other corporation (other than a consolidation, merger or share exchange in which the Corporation is the surviving corporation and each share of Common Stock outstanding immediately prior to such consolidation or merger is to remain outstanding immediately after such consolidation or merger) or shall sell or transfer all or substantially all its assets to any other corporation, lawful provision shall be made as a part of the terms of such transaction whereby the holders of shares of the Series A Stock shall receive upon conversion thereof, in lieu of each share of Common Stock which would have been issuable upon conversion of such stock if converted immediately prior to the consummation of such transaction, the same kind and amount of stock (or other securities, cash or property, if any) as may be issuable or distributable in connection with such transaction with respect to each share of Common Stock outstanding at the effective time of such transaction.

      6D. Conversion Date. Conversion shall be deemed to have been made as of the date of surrender of certificates for the shares of Series A Stock to be converted, and the giving of written notice, as prescribed in Part 6A of this Section I, or as otherwise prescribed by Part 4B(i) of Section I, above, and the person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock on such date. The Corporation shall not be required to deliver certificates for shares of its Common Stock while the stock transfer books for such stock or for the Series A Stock are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books.

      6E. Converted Shares and Common Stock Held for Conversion. Any shares of Series A Stock which at any time have been converted shall be canceled, may not be reissued as Series A Stock, and shall be returned to the status of authorized and unissued shares of Preferred Stock without designation as to series. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of issuance upon conversion of shares of Series A Stock, the full number of shares of Common Stock then issuable or which may become issuable upon the conversion of all shares of Series A Stock then outstanding and shall take all action necessary so that shares of Common Stock so issued will be validly issued, fully paid and nonassessable.

      6F. Taxes. The Corporation will pay any and all stamp or similar taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of shares of Series A Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

Part 7.  Definitions Applicable to Section I.

      "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New
York are authorized or required by law to close.

     "Common Stock" means the Common Stock, $0.0001 par value per share, of the Corporation and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

      "Junior Securities" means any of the Corporation's equity securities other than the Series A Stock.

      "Liquidation Value" of any Series A Stock as of any particular date will be equal to $250 per share plus all unpaid cumulative dividends on the Series A Stock.

      "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

      "Redemption Date" as to any Series A Stock means the date specified in the notice of any redemption at the Corporation's option or the applicable date specified herein in the case of any other redemption; provided that no such date will be a Redemption Date unless the applicable Liquidation Value is actually paid in full on such date, and, if not so paid in full, the Redemption Date will be the date on which Such Liquidation Value is fully paid.

Part 8. Amendment and Waiver. No amendment, modification or waiver will be binding or effective with respect to any provision of this Section I without the prior written consent of the holders of a majority of the Series A Stock outstanding at the time such action is taken; provided that no such action will change the amount payable on redemption of the Series A Stock or the times at which redemption of the Series A Stock is to occur, or the percentage required to approve such change, without the prior written consent of the holders of at least two-thirds of the Series A Stock then outstanding; and, provided further, that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Series A Stock then outstanding.

Part  9.   Ranking.   For purposes hereof, all Junior  Securities
shall be deemed to rank junior to the Series A Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up.

                  II.  SERIES B PREFERRED STOCK

      Designation; Number of Shares. The designation of such series of Preferred Stock (which includes all sub-series) shall be "Series B Convertible Preferred Stock" (hereinafter referred to as the "Series B Stock") and the number of authorized shares constituting the Series B Stock is Six Thousand Eight Hundred Fifty-Eight (6,858). Of the Series B Stock, Six Thousand Two Hundred Eighty-Six (6,286) shares are designated as "Series B-1 Convertible Preferred Stock" (hereinafter referred to as the "Series B-1 Stock"), Three Hundred Forty-Three (343) shares are designated as "Series B-2 Convertible Preferred Stock" (hereinafter referred to as the "Series B-2 Stock"), and Two Hundred Twenty-Nine (229) shares are designated as "Series B-3 Convertible Preferred Stock" (hereinafter referred to as the "Series B-3 Stock"). The Series B Stock shall be deemed a separate class of Preferred Stock, and each sub-series of the Series B Stock shall be apart from any other series of Preferred Stock.

Part 1.  Liquidation.

      Upon any liquidation, dissolution, or winding up of the Corporation, the holders of Series B Stock will be entitled to be paid, after any distribution or payment is made upon any Series A Stock and before any distribution or payment is made upon Junior Securities (as defined below under this Section II), an amount in cash equal to the aggregate Liquidation Value (as defined below under this Section II) of all shares of Series B Stock outstanding, and the holders of Series B Stock will not be entitled to any further payment. If upon any such liquidation, dissolution, or winding up of the Corporation, the Corporation's assets to be distributed among the holders of Series B Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value of the Series B Stock held by each such holder. The Corporation will mail written notice of such liquidation, dissolution, or winding up not less then 30 days prior to the payment date stated therein, to each record holder of Series B Stock. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be liquidation, dissolution, or winding up of the Corporation within the meaning of Part 1 of this Section II.

Part 2.  Conversion Rights.

      2A. Conversion Procedure. Subject to the provisions set forth below, each share of Series B Stock shall be convertible at the option of the holder thereof, in the manner hereinafter set forth, into that number of fully paid and nonassessable shares of Common Stock determined as set forth below.

     Any holder of Series B Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates for the shares being converted, duly endorsed or assigned to the Corporation or in blank, at the principal office of the Corporation or at the bank or trust company appointed by the Corporation for that purpose, accompanied by a written notice of conversion specifying the number of shares of Series B Stock to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued; in case such notice shall specify a name or names other then that of such transfer taxes payable upon the issue of shares of Common Stock in such name or names. After the receipt of such notice of conversion, the Corporation shall, within thirty (30) days after receipt of such notice, issue and deliver or cause to be issued and delivered to such holder a certificate or certificates for shares of Common Stock resulting from such conversion. In case less than all of the shares of Series B Stock represented by a certificate are to be converted by a holder, upon such conversion the Corporation shall also deliver or cause to be delivered to such holder a certificate or certificates for the shares of Series B stock not so converted.

      2B. Conversion of Series B-1 Stock. The right to convert the Series B-1 Stock into shares of Common Stock shall vest immediately on the date of issuance of the Series B-1 Stock. Each share of Series B-1 Stock is convertible into One Hundred
(100) newly issued shares of Common Stock of the Corporation (the "B-1 Conversion Rate").

      2C. Conversion of Series B-2. The right to convert the Series B-2 Stock into shares of Common Stock shall vest immediately on the date of issuance of the Series B-2. Each share of Series B-2 Stock is convertible into Twenty-Six (26)
newly issued share of Common Stock of the Corporation (the "B-2 Conversion Rate"), which is subject to adjustment as provided in
Part 2C of this Section II.

      (i) In the event the gross revenue of Furash & Company, Inc. ("FCI"), the wholly-owned subsidiary of the Corporation acquired under that certain Agreement and Plan of Exchange dated December 23, 1994, to which the Corporation and FCI are parties ("Exchange Agreement"), for the calendar year ending December 31, 1996, equals or exceeds $4,000,000, as determined by the Corporation's independent accountants in accordance with Generally Accepted Accounting Principles, the B-2 Conversion Rate for each share of Series B-2 Stock shall automatically be increased on April 30, 1997, by an amount equal to 8,572 divided by the number of shares of Series B-2 Stock outstanding on April 30, 1997. In the event the gross revenue of FCI for the calendar year ending December 31, 1996, exceeds $2,500,000 (but is less than $4,000,000), as determined by the Corporation's independent accountants in accordance with Generally Accepted Accounting Principles, the B-2 Conversion Rate for each share of Series B-2 Stock shall automatically be increased on April 30, 1997, by an amount determined by dividing 8,572 by the number of shares of Series B-2 Stock outstanding on April 30, 1997, and multiplying the result by a fraction, the numerator of which is the amount by which gross revenues exceed $2,500,000 for the calendar year ending December 31, 1996, and the denominator of which is
$1,500,000. In the event the gross revenue of FCI for the calendar year ending December 31, 1996, does not exceed $2,500,000, there will be no adjustment in the B-2 Conversion Rate.

     (ii) In the event the gross revenue of FCI for the calendar year ending December 31, 1997, equals or exceeds $4,000,000, as determined by the Corporation's independent accountants in accordance with Generally Accepted Accounting Principles, the B-2 Conversion Rate for each share of Series B-2 Stock shall automatically be increased on April 30, 1998, by an amount equal to 8,572 divided by the number of shares of Series B-2 Stock outstanding on April 30, 1998. In the event the gross revenue of FCI for the calendar year ending December 31, 1997, exceeds $2,500,000 (but is less than $4,000,000), as determined by the Corporation's independent accountants in accordance with Generally Accepted Accounting Principles, the B-2 Conversion Rate for each share of Series B-2 Stock shall automatically be increased on April 30, 1998, by an amount determined by dividing 8,572 by the number of shares of Series B-2 Stock outstanding on April 30, 1998, and multiplying the result by a fraction, the numerator of which is the amount by which gross revenues exceed $2,500,000 for the calendar year ending December 31, 1997, and the denominator of which is $1,500,000. In the event the gross revenue of FCI for the calendar year ending December 31, 1997, does not exceed $2,500,000, there will be no adjustment in the B-2 Conversion Rate.

      (iii) In the event the gross revenue of FCI for the calendar year ending December 31, 1998, equals or exceeds
$4,000,000,   as  determined  by  the  Corporation's  independent
accountants in accordance with Generally Accepted Accounting Principles, the B-2 Conversion Rate for each share of Series B-2 Stock shall automatically be increased on April 30, 1999, by an amount equal to 8,572 divided by the number of shares of Series B-2 Stock outstanding on April 30, 1999. In the event the gross revenue of FCI for the calendar year ending December 31, 1998, exceeds $2,500,000 (but is less than $4,000,000), as determined by the Corporation's independent accountants in accordance with Generally Accepted Accounting Principles, the B-2 Conversion Rate for each share of Series B-2 Stock shall automatically be increased on April 30, 1999, by an amount determined by dividing 8,572 by the number of shares of Series B-2 Stock outstanding on April 30, 1999, and multiplying the result by a fraction, the numerator of which is the amount by which gross revenues exceed $2,500,000 for the calendar year ending December 31, 1998, and the denominator of which is $1,500,000. In the event the gross revenue of FCI for the calendar year ending December 31, 1998, does not exceed $2,500,000, there will be no adjustment in the B-2 Conversion Rate.

      (iv) In the event the employment of Edward E. Furash ("Furash") under that certain employment agreement between FCI and Furash included as an exhibit to the Exchange Agreement (the "Employment Agreement"), is terminated by FCI during the initial four year term thereof ("Initial Term") for reasons other than cause as defined in paragraph 14 of the Employment Agreement, or is terminated during the Initial Term by either FCI or Furash pursuant to paragraph 15 of the Employment Agreement, the B-2 Conversion Rate for each share of Series B-2 Stock shall automatically be increased on the date of such termination by an amount determined by multiplying 8,572 by the number of calendar years remaining in the unexpired Initial Term of the Employment Agreement after the date of termination (with each partial calendar year in the unexpired Initial Term counted as one full year), and dividing the product by the number of shares of Series B-2 Stock outstanding on the date of termination.

      2D. Conversion of Series B-3. The right to convert the Series B-3 Stock into shares of Common Stock shall vest immediately on the date of issuance of the Series B-3. Each share of Series B-3 Stock is convertible into Twenty-Six (26)
newly issued share of Common Stock of the Corporation (the "B-3 Conversion Rate"), which is subject to adjustment as provided in
Part 2D of this Section II.

      (i) In the event the gross revenue of FCI for the calendar year ending December 31, 1996, equals or exceeds $4,000,000, as determined by the Corporation's independent accountants in accordance with Generally Accepted Accounting Principles, the B-3 Conversion Rate for each share of Series B-3 Stock shall automatically be increased on April 30, 1997, by an amount equal to 5,714 divided by the number of shares of Series B-3 Stock outstanding on April 30, 1997. In the event the gross revenue of FCI for the calendar year ending December 31, 1996, exceeds $2,500,000 (but is less than $4,000,000), as determined by the Corporation's independent accountants in accordance with Generally Accepted Accounting Principles, the B-3 Conversion Rate for each share of Series B-3 Stock shall automatically be increased on April 30, 1997, by an amount determined by dividing 5,714 by the number of shares of Series B-3 Stock outstanding on April 30, 1997, and multiplying the result by a fraction, the numerator of which is the amount by which gross revenues exceed $2,500,000 for the calendar year ending December 31, 1996, and the denominator of which is $1,500,000. In the event the gross revenue of FCI for the calendar year ending December 31, 1996, does not exceed $2,500,000, there will be no adjustment in the B-3 Conversion Rate.

     (ii) In the event the gross revenue of FCI for the calendar year ending December 31, 1997, equals or exceeds $4,000,000, as determined by the Corporation's independent accountants in accordance with Generally Accepted Accounting Principles, the B-3 Conversion Rate for each share of Series B-3 Stock shall automatically be increased on April 30, 1998, by an amount equal to 5,714 divided by the number of shares of Series B-3 Stock outstanding on April 30, 1998. In the event the gross revenue of FCI for the calendar year ending December 31, 1997, exceeds $2,500,000 (but is less than $4,000,000), as determined by the Corporation's independent accountants in accordance with Generally Accepted Accounting Principles, the B-3 Conversion Rate for each share of Series B-3 Stock shall automatically be increased on April 30, 1998, by an amount determined by dividing 5,714 by the number of shares of Series B-3 Stock outstanding on April 30, 1998, and multiplying the result by a fraction, the numerator of which is the amount by which gross revenues exceed $2,500,000 for the calendar year ending December 31, 1997, and the denominator of which is $1,500,000. In the event the gross revenue of FCI for the calendar year ending December 31, 1997, does not exceed $2,500,000, there will be no adjustment in the B-3 Conversion Rate.

      (iii) In the event the gross revenue of FCI for the calendar year ending December 31, 1998, equals or exceeds
$4,000,000,   as  determined  by  the  Corporation's  independent
accountants in accordance with Generally Accepted Accounting Principles, the B-3 Conversion Rate for each share of Series B-3 Stock shall automatically be increased on April 30, 1999, by an amount equal to 5,714 divided by the number of shares of Series B-3 Stock outstanding on April 30, 1999. In the event the gross revenue of FCI for the calendar year ending December 31, 1998, exceeds $2,500,000 (but is less than $4,000,000), as determined by the Corporation's independent accountants in accordance with Generally Accepted Accounting Principles, the B-3 Conversion Rate for each share of Series B-3 Stock shall automatically be increased on April 30, 1999, by an amount determined by dividing 5,714 by the number of shares of Series B-3 Stock outstanding on April 30, 1999, and multiplying the result by a fraction, the numerator of which is the amount by which gross revenues exceed $2,500,000 for the calendar year ending December 31, 1998, and the denominator of which is $1,500,000. In the event the gross revenue of FCI for the calendar year ending December 31, 1998, does not exceed $2,500,000, there will be no adjustment in the B-3 Conversion Rate.

      (iv) In the event the employment of Furash under the Employment Agreement, is terminated by FCI during the initial four year term thereof ("Initial Term") for reasons other than cause as defined in paragraph 14 of the Employment Agreement, or is terminated during the Initial Term by FCI pursuant to paragraph 15 of the Employment Agreement, the B-3 Conversion Rate for each share of Series B-3 Stock shall automatically be increased on the date of such termination by an amount determined by multiplying 5,714 by the number of calendar years remaining in the unexpired Initial Term of the Employment Agreement after the date of termination (with each partial calendar year in the unexpired Initial Term counted as one full year), and dividing the product by the number of shares of Series B-3 Stock outstanding on the date of termination.

      2E. Fundamental Changes. In case the Corporation shall effect any stock split, reverse stock split, or capital reorganization of the Common Stock, or shall consolidate, merge, or engage in a statutory share exchange with or into any other corporation (other than a consolidation, merger, or share exchange in which the Corporation is the surviving corporation and each share of Common Stock outstanding immediately prior to such consolidation or merger is to remain outstanding immediately after such consolidation or merger) or shall sell or transfer all or substantially all its assets to any other corporation, lawful provision shall be made as a part of the terms of such transaction whereby the holders of shares of the Series B Stock shall receive upon conversion thereof, in lieu of each share of Common Stock which would have been issuable upon conversion of such stock if converted immediately prior to the consummation of such transaction, the same kind and amount of stock (or other securities, cash, or property, if any) as may be issuable or distributable in connection with such transaction with respect to each share of Common Stock outstanding at the effective time of such transaction.

      2F. Conversion Date. Conversion shall be deemed to have been made as of the date of surrender of certificates for the shares of Series B Stock to be converted, and the giving of written notice as prescribed in Part 2A of this Section II, and the person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock on such date. The Corporation shall not be required to deliver certificates for shares of its Common Stock while the stock transfer books for such stock or for the Series B Stock are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books.

      2G. Converted Shares and Common Stock Held for Conversion. Any shares of Series B Stock which at any time have been converted shall be canceled, may not be reissued as Series B Stock, and shall be returned to the status of authorized and unissued shares of Preferred Stock without designation as to series. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of issuance upon conversion of shares of Series B Stock then outstanding and shall take all action necessary so that shares of Common Stock so issued will be validly issued, fully paid and nonassessable.

      2H. Taxes. The Corporation will pay any and all stamp or similar taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of shares of Series B Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Convertible Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

Part 3.  Dividends.

      The holders of Series B Stock shall be entitled to participate fully with the Common Stock in all dividends, whether payable in cash, Common Stock, or other property of the Corporation, when and as declared by the Corporation's Board of Directors. The dividend payable on each share of Series B-1, B-2, and B-3 Stock outstanding on the record date for determining those persons entitled to receive a dividend on Common Stock (or on the date the dividend is paid if no record date is set), shall be equal to the product of the dividend per share of Common Stock multiplied by the B-1, B-2, and B-3 Conversion Rates, as the case may be, in effect on such record date (or on the date the dividend is paid if no record date is set) after giving taking into account all adjustments to such Conversion Rates required to be made under Part 2 of this Section II, above, as of such record date (or on the date the dividend is paid if no record date is set). No dividends shall be paid on the Series B Stock unless all dividends on the Corporation's Series A Convertible Preferred Stock ("Series A Stock"), have been paid or reserved in accordance with the terms of the Series A Stock.

Part 4.  Voting Rights.

     Each share of Series B Stock shall have that number of votes equal to the number of shares of Common Stock issuable on conversion of the Series B Stock as of the record date or any such other date with respect to which a determination is made of the Persons and number of shares entitled to be voted at any meeting of the stockholders of the Corporation or sign a written consent to action without a meeting, after giving taking into account all adjustments to such Conversion Rates required to be made under Part 2 of this Section II, above. The holders thereof shall have the right to vote (but not as a separate class, except to the extent required by law) on all matters subject to vote at any meeting of the stockholders of the Corporation or submitted for stockholder approval by written consent.

Part 5.  Definitions Applicable to Section II.

      "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New
York are authorized by law to close.

     "Common Stock" means the Common Stock, $0.0001 par value per share, of the Corporation and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution or assets upon any liquidation, dissolution, or winding up of the Corporation.

      "Junior Securities" means any of the Corporation's equity securities other than the Series A Stock and Series B Stock.

      "Liquidation Value" of any Series B Stock as of any particular date will be equal to $350 per share.

      "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                 III.  SERIES C PREFERRED STOCK

      Designation; Number of Shares. The designation of such series of Preferred Stock (which includes all sub-series) shall be "Series C Convertible Preferred Stock" (hereinafter referred to as the "Series C Stock") and the number of authorized shares constituting the Series C Stock is Twenty-Four (24). The Series C Stock shall be deemed a separate class of Preferred Stock, and shall be apart from any other series of Preferred Stock.

Part 1.  Liquidation.

      Upon any liquidation, dissolution, or winding up of the Corporation, the holders of Series C Stock will be entitled to be paid, after any distribution or payment is made upon any Series A Stock and Series B Stock and before any distribution or payment is made upon Junior Securities (as defined below under this
Section III), an amount in cash equal to the aggregate Liquidation Value (as defined below under this Section III) of all shares of Series C Stock outstanding, and the holders of Series C Stock will not be entitled to any further payment. If upon any such liquidation, dissolution, or winding up of the Corporation, the Corporation's assets to be distributed among the holders of Series C Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value of the Series C Stock held by each such holder. The Corporation will mail written notice of such liquidation, dissolution, or winding up not less then 30 days prior to the payment date stated therein, to each record holder of Series C Stock. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be liquidation, dissolution, or winding up of the Corporation within the meaning of Part 1 of this Section III.

Part 2.  Dividends.

      2A. Entitlement. The holders of Series C Stock, shall be entitled to receive cumulative dividends. Such dividends shall be paid to the holders in cash or in-kind through the issuance of Common Stock, as determined at the election of the Corporation, on conversion of the Series C Stock in accordance with Part 3 of
Section III, below, except as provided in Part 5 of Section III, below.

      2B. Accrual Rate. Dividends on each share of Series C Stock shall accrue on a daily basis at the rate of 8.000% per annum of the Face Value (as defined below under this Section
III), from and including the Date of Issuance of such share to and including the date on which the Redemption Price (as defined below) of such share is paid or the date on which such share is converted into Common Stock. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any share of the Series C Stock will be deemed to be its "Date of Issuance" as that term is uses herein, regardless of the number of times transfer of any such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence any such share.

Part 3.  Conversion Rights.

      3A. Conversion Procedure. Subject to the provisions set forth below, each share of Series C Stock shall be convertible at the option of the holder thereof, in the manner hereinafter set forth, into that number of fully paid and nonassessable shares of Common Stock determined as set forth below. Any holder of Series C Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates for the
shares  being  converted,  duly  endorsed  or  assigned  to   the
Corporation  or  in  blank,  at  the  principal  office  of   the
Corporation or at the bank or trust company appointed by the Corporation for that purpose, accompanied by a written notice of conversion specifying the number of shares of Series C Stock to be converted (provided that the number of shares tendered for conversion at any one time shall not be less than $100,000 in Face Value) and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The date of execution of the notice of conversion and delivery thereof to the Corporation by facsimile transmission at
(212) 508-3540 shall be the "Conversion Date"; provided, that if the certificate representing the shares of Series C Stock to be converted as stated in the notice of conversion is not received by the Corporation or its designated agent within three business days of receiving said facsimile transmission, the Conversion Date shall be the date on which the Series C Stock certificates are actually received by the Corporation or agent. After the receipt of such notice of conversion and the certificates for the Series C Stock converted, the Corporation shall promptly issue and deliver or cause to be issued and delivered to such holder a certificate or certificates for shares of Common Stock resulting from such conversion. In case less than all of the shares of Series C Stock represented by a certificate are to be converted by a holder, upon such conversion the Corporation shall also deliver or cause to be delivered to such holder a certificate or certificates for the shares of Series C Stock not so converted. The Corporation shall pay all transfer agent fees and expenses payable upon the conversion of Series C Stock.

      3B. Conversion Rate. The number of shares issuable on conversion of the Series C Stock shall be determined by dividing the Face Value of the Series C Stock being converted plus (if the Corporation elects to paid accrued dividends in-kind with Common Stock) the amount of accrued dividends on such Face Amount as of the Conversion Date, by the lesser of (i) $4.558125, or (ii) 80% of the market price on the Conversion Date. For purposes of Part 3B of this Section III, "market price" on a given date shall be the average closing bid prices of the Common Stock for the five NASDAQ trading days immediately preceding the applicable date as reported by the National Association of Securities Dealers Automated Quotation System or such other inter-dealer quotation system as may report quotations on the Common Stock. In the event any fractional share of Common Stock would become issuable under the calculation contained in Part 3B of this Section III, the number of shares issuable shall be rounded up to the nearest whole number.

      3C.   Conversion Dates  The right to convert the  Series  C
Stock into shares of Common Stock shall vest over a 95-day period following the Date of Issuance as set forth below:

      (i) With respect to 33% of the shares of Series C Stock held, 42 days following the Date of Issuance;

      (ii) With respect to 33% of the shares of Series C Stock held, 65 days following the Date of Issuance; and

      (iii)      With  respect to 34% of the shares of  Series  C
Stock held, 95 days following the Date of Issuance.

      3D. Fundamental Changes. In case the Corporation shall effect any stock split, reverse stock split, or capital reorganization of the Common Stock, or shall consolidate, merge, or engage in a statutory share exchange with or into any other corporation (other than a consolidation, merger, or share exchange in which the Corporation is the surviving corporation and each share of Common Stock outstanding immediately prior to such consolidation or merger is to remain outstanding immediately after such consolidation or merger) or shall sell or transfer all or substantially all its assets to any other corporation, lawful provision shall be made as a part of the terms of such transaction whereby the holders of shares of the Series C Stock shall receive upon conversion thereof, in lieu of each share of Common Stock which would have been issuable upon conversion of such stock if converted immediately prior to the consummation of such transaction, the same kind and amount of stock (or other securities, cash, or property, if any) as may be issuable or distributable in connection with such transaction with respect to each share of Common Stock outstanding at the effective time of such transaction.

      3E. Converted Shares and Common Stock Held for Conversion. Any shares of Series C Stock which at any time have been converted shall be canceled, may not be reissued as Series C Stock, and shall be returned to the status of authorized and unissued shares of Preferred Stock without designation as to series. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of issuance upon conversion of shares of Series C Stock then outstanding and shall take all action necessary so that shares of Common Stock so issued will be validly issued, fully paid and nonassessable.

Part 4.  Voting Rights.

      The Series C Stock shall have no voting rights, except as required in the specific instance by the Delaware Revise Statutes and except the right to approve by majority vote of the holders of the Series C Stock: the authorization and issuance of any class or series of Preferred Stock senior to the Series C Stock which is not authorized and issued as of March 1, 1996; any amendment, modification, or repeal of the articles of incorporation of the Corporation if the powers, preferences, or special rights of the Series C Stock would be adversely affected; and, the imposition of any restriction on the Series C Stock, other than restrictions arising under the Delaware Revised Statutes or existing under the articles of incorporation as in effect at March 1, 1996.

Part 5.  Redemption.

      5A. Redemption Price. For each share of Series C Stock which is to be redeemed, the Corporation will be obligated on the Redemption Date (as defined below) to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office or to the Corporation's transfer agent of the certificates representing such shares of Series C Stock) an amount in immediately available funds equal to the Face Value thereof plus all accrued dividends as of the Redemption Date; provided, that if redemption is effected pursuant to Part 5F of this Section III, the amount payable on the Redemption Date shall be 120% of the Face Value plus all accrued dividends as of that date.

      5B. Notice of Redemption. The Corporation will mail written notice of each redemption of Series C Stock to each record holder of Series C Stock not more than sixty (60) nor less than ten (10) days prior to the date on which such redemption is to be made. The date specified in such notice for redemption is herein referred to as the "Redemption Date."

      5C.   Termination  of Rights.  On the Redemption  Date  all
rights pertaining to the Series C Stock, including, but not limited to, any right of conversion, will cease, and such Series
C Stock will not be deemed to be outstanding.

      5D. Redeemed or Otherwise Acquire Shares. Any shares of Series C Stock which are redeemed or otherwise acquired by the Corporation shall be canceled, may not be reissued as Series C Stock, and shall be returned to the status of authorized and unissued shares of Preferred Stock without designation as to series.

      5E. Optional Redemption. Except as provided in Part 5F of this Section III, the Corporation may, at any time after April 1, 1997, redeem all or any portion of the Series C Stock.

      5F. Redemption upon Specific Event. In the event any shares of the Series C Stock are submitted for conversion under
Part 3 of this Section III and the market price for the Common Stock on the Conversion Date as determined under Part 3B of this
Section III is less than $2.00 per share, the Corporation may, at its option, elect to redeem the Series C Stock tendered for conversion rather than convert the shares.

Part 6.  Definitions Applicable to Section III.

      "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New
York are authorized by law to close.

     "Common Stock" means the Common Stock, $0.0001 par value per share, of the Corporation and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution or assets upon any liquidation, dissolution, or winding up of the Corporation.

     "Face Value" of any Series C Stock as of any particular date will be equal to $20,000 per share.

      "Junior Securities" means any of the Corporation's equity securities other than the Series A Stock and Series B Stock.

      "Liquidation Value" of any Series C Stock as of any particular date will be equal to $20,000 per share.

      "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  IV.  SERIES D PREFERRED STOCK

      Designation; Number of Shares. The designation of such series of Preferred Stock shall be "Series D Convertible Preferred Stock" (hereinafter referred to as the "Series D Stock") and the number of authorized shares constituting the Series D Stock is Forty-Four (44). The Series D Stock shall be deemed a separate class of Preferred Stock, and shall be apart from any other series of Preferred Stock.

Part 1.  Liquidation.

      Upon any liquidation, dissolution, or winding up of the Corporation, the holders of Series D Stock will be entitled to be paid, after any distribution or payment is made upon any Senior Securities and before any distribution or payment is made upon Junior Securities (as defined below under this Section IV), an amount in cash equal to the aggregate Liquidation Value (as defined below under this Section IV) of all shares of Series D Stock outstanding, and the holders of Series D Stock will not be entitled to any further payment. If upon any such liquidation, dissolution, or winding up of the Corporation, the Corporation's assets to be distributed among the holders of Series D Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value of the Series D Stock held by each such holder. The Corporation will mail written notice of such liquidation, dissolution, or winding up not less then 30 days prior to the payment date stated therein, to each record holder of Series D Stock. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be liquidation, dissolution, or winding up of the Corporation within the meaning of Part 1 of this Section IV.

Part 2.  Dividends.

      2A. Entitlement. The holders of Series D Stock, shall be entitled to receive cumulative dividends. Such dividends shall be paid to the holders in cash or in-kind through the issuance of Common Stock, as determined at the election of the Corporation, on conversion of the Series D Stock in accordance with Part 3 of
Section IV, below, except as provided in Part 5 of Section IV, below.

      2B. Accrual Rate. Dividends on each share of Series D Stock shall accrue on a daily basis at the rate of 8.000% per annum of the Face Value (as defined below under this Section IV), from and including the Date of Issuance of such share to and including the date on which the Redemption Price (as defined below) of such share is paid or the date on which such share is converted into Common Stock. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any share of the Series D Stock will be deemed to be its "Date of Issuance" as that term is used herein, regardless of the number of times transfer of any such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence any such share.

Part 3.  Conversion Rights.

      3A. Conversion Procedure. Subject to the provisions set forth below, each share of Series D Stock shall be convertible at the option of the holder thereof, in the manner hereinafter set forth, into that number of fully paid and nonassessable shares of Common Stock determined as set forth below. Any holder of Series D Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates for the
shares  being  converted,  duly  endorsed  or  assigned  to   the
Corporation  or  in  blank,  at  the  principal  office  of   the
Corporation or at the bank or trust company appointed by the Corporation for that purpose, accompanied by a written notice of conversion specifying the number of shares of Series D Stock to be converted (provided that the number of shares tendered for conversion at any one time shall not be less than $100,000 in Face Value) and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The date of execution of the notice of conversion and delivery thereof to the Corporation by facsimile transmission at
(212) 508-3540 shall be the "Conversion Date"; provided, that if the certificate representing the shares of Series D Stock to be converted as stated in the notice of conversion is not received by the Corporation or its designated agent within three business days of receiving said facsimile transmission, the Conversion Date shall be the date on which the Series D Stock certificates are actually received by the Corporation or agent. After the receipt of such notice of conversion and the certificates for the Series D Stock converted, the Corporation shall promptly issue and deliver or cause to be issued and delivered to such holder a certificate or certificates for shares of Common Stock resulting from such conversion. In case less than all of the shares of Series D Stock represented by a certificate are to be converted by a holder, upon such conversion the Corporation shall also deliver or cause to be delivered to such holder a certificate or certificates for the shares of Series D Stock not so converted. The Corporation shall pay all transfer agent fees and expenses payable upon the conversion of Series D Stock.

      3B. Conversion Rate. The number of shares issuable on conversion of the Series D Stock shall be determined by dividing the Face Value of the Series D Stock being converted plus (if the Corporation elects to paid accrued dividends in-kind with Common Stock) the amount of accrued dividends on such Face Amount as of the Conversion Date, by the lesser of (i) $5.210625, or (ii) 80% of the market price on the Conversion Date. For purposes of Part 3B of this Section IV, "market price" on a given date shall be the average closing bid prices of the Common Stock for the five NASDAQ trading days immediately preceding the applicable date as reported by the National Association of Securities Dealers Automated Quotation System or such other inter-dealer quotation system as may report quotations on the Common Stock. In the event any fractional share of Common Stock would become issuable under the calculation contained in this Part 3B of this Section IV, the number of shares issuable shall be rounded up to the nearest whole number.

      3C.   Conversion Dates  The right to convert the  Series  D
Stock into shares of Common Stock shall vest over a 100-day period following the Date of Issuance as set forth below:

      (i) With respect to 50% of the shares of Series D Stock held, shall commence 70 days following the Date of Issuance; and

      (ii) With respect to any remaining shares of Series D Stock held, shall commence 100 days following the Date of Issuance.

Any shares of Series D Stock that remain outstanding at 12:01 a.m., New York City time on June 1, 1998, shall there upon be automatically converted to Common Stock without any action on the part of the holder thereof, and all certificates that theretofore represented shares of Series D Stock shall represent only the right to receive shares of Common Stock on surrender of the certificates to the Corporation as provided in Part 3 of this
Section IV.

      3D. Fundamental Changes. In case the Corporation shall effect any stock split, reverse stock split, or capital reorganization of the Common Stock, or shall consolidate, merge, or engage in a statutory share exchange with or into any other corporation (other than a consolidation, merger, or share exchange in which the Corporation is the surviving corporation and each share of Common Stock outstanding immediately prior to such consolidation or merger is to remain outstanding immediately after such consolidation or merger) or shall sell or transfer all or substantially all its assets to any other corporation, lawful provision shall be made as a part of the terms of such transaction whereby the holders of shares of the Series D Stock shall receive upon conversion thereof, in lieu of each share of Common Stock which would have been issuable upon conversion of such stock if converted immediately prior to the consummation of such transaction, the same kind and amount of stock (or other securities, cash, or property, if any) as may be issuable or distributable in connection with such transaction with respect to each share of Common Stock outstanding at the effective time of such transaction.

      3E. Converted Shares and Common Stock Held for Conversion. Any shares of Series D Stock which at any time have been converted shall be canceled, may not be reissued as Series D Stock, and shall be returned to the status of authorized and unissued shares of Preferred Stock without designation as to series.. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of issuance upon conversion of shares of Series D Stock then outstanding and shall take all action necessary so that shares of Common Stock so issued will be validly issued, fully paid and nonassessable.

Part 4.  Voting Rights.

      The Series D Stock shall have no voting rights, except as required in the specific instance by the Delaware Revise Statutes and except the right to approve by majority vote of the holders of the Series D Stock: the authorization and issuance of any class or series of Preferred Stock senior to the Series D Stock which is not authorized as of June 1, 1996; any amendment, modification, or repeal of the articles of incorporation of the Corporation if the powers, preferences, or special rights of the Series D Stock would be adversely affected; and, the imposition of any restriction on the Series D Stock, other than restrictions arising under the Delaware Revised Statutes or existing under the articles of incorporation as in effect at June 1, 1996.

Part 5.  Redemption.

      5A. Redemption Price. For each share of Series D Stock which is to be redeemed, the Corporation will be obligated on the Redemption Date (as defined below) to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office or to the Corporation's transfer agent of the certificates representing such shares of Series D Stock) an amount in immediately available funds equal to 120% of the Liquidation Value thereof plus all accrued dividends as of the Redemption Date.

      5B. Redemption upon Specific Event. In the event any shares of the Series D Stock are submitted for conversion under
Part 3 of this Section IV and the market price for the Common Stock on the Conversion Date as determined under Part 3B of this
Section IV is less than $2.00 per share, the Corporation may, at its option, elect to redeem the Series D Stock tendered for conversion rather than convert the shares.

      5C. Notice of Redemption. The Corporation will mail written notice of redemption of Series D Stock to the record holder submitting the Series D Stock to the Corporation for conversion not later than the close of the next Business Day following the date on which the shares of Series D Stock are tendered to the Corporation for conversion. The date specified in such notice for redemption is herein referred to as the "Redemption Date."

      5D.   Termination  of Rights.  On the Redemption  Date  all
rights pertaining to the Series D Stock, including, but not limited to, any right of conversion, will cease, and such Series
D Stock will not be deemed to be outstanding.

      5E. Redeemed or Otherwise Acquire Shares. Any shares of Series D Stock which are redeemed or otherwise acquired by the Corporation shall be canceled, may not be reissued as Series D Stock, and shall be returned to the status of authorized and unissued shares of Preferred Stock without designation as to series.

Part 6.  Definitions Applicable to Section IV.

      "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New
York are authorized by law to close.

     "Common Stock" means the Common Stock, $0.0001 par value per share, of the Corporation and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution or assets upon any liquidation, dissolution, or winding up of the Corporation.

      "Junior Securities" means any of the Corporation's equity securities other than the Senior Securities.

      "Liquidation Value" of any Series D Stock as of any particular date will be equal to $50,000 per share.

      "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

      "Senior Securities" means the Corporation's Series A Stock,
Series B Stock, and Series C Stock.

                  V.  SERIES E PREFERRED STOCK

      Designation; Number of Shares. The designation of such series of Preferred Stock shall be "Series E Convertible Preferred Stock" (hereinafter referred to as the "Series E Stock") and the number of authorized shares constituting the Series E Stock is Five Hundred Seventy-Five Thousand (575,000). The Series E Stock shall be deemed a separate class of Preferred Stock, and shall be apart from any other series of Preferred Stock.

Part 1.  Liquidation.

      Upon any liquidation, dissolution, or winding up of the Corporation, the holders of Series E Stock will be entitled to be paid, after any distribution or payment is made upon any Senior Securities and before any distribution or payment is made upon Junior Securities (as defined below under this Section V), an amount in cash equal to the aggregate Liquidation Value (as defined below under this Section V) of all shares of Series E Stock outstanding, and the holders of Series E Stock will not be entitled to any further payment. If upon any such liquidation, dissolution, or winding up of the Corporation, the Corporation's assets to be distributed among the holders of Series E Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value of the Series E Stock held by each such holder. The Corporation will mail written notice of such liquidation, dissolution, or winding up not less than 30 days prior to the payment date stated therein, to each record holder of Series E Stock. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be liquidation, dissolution, or winding up of the Corporation within the meaning of Part 1 of this Section V.

Part 2.  Conversion Rights.

      2A. Conversion Procedure. Subject to the provisions set forth below, each share of Series E Stock shall be convertible at the option of the holder thereof, in the manner hereinafter set forth, into that number of fully paid and nonassessable shares of Common Stock determined as set forth below. Any holder of Series E Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates for the
shares  being  converted,  duly  endorsed  or  assigned  to   the
Corporation  or  in  blank,  at  the  principal  office  of   the
Corporation or at the bank or trust company appointed by the Corporation for that purpose, accompanied by a written notice of conversion specifying the number of shares of Series E Stock to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued; in case such notice shall specify a name or names other than that of such transfer taxes payable upon the issue of shares of Common Stock in such name or names. After the receipt of such notice of conversion, the Corporation shall, within thirty (30) days after receipt of such notice, issue and deliver or cause to be issued and delivered to such holder a certificate or certificates for shares of Common Stock resulting from such conversion. In case less than all of the shares of Series E Stock represented by a certificate are to be converted by a holder, upon such conversion the Corporation shall also deliver or cause to be delivered to such holder a certificate or certificates for the shares of Series E stock not so converted.

      2B. Conversion Privilege and Rate. The right to convert the Series E Stock into shares of Common Stock shall vest immediately on the date of issuance of the Series E Stock. Each share of Series E Stock is convertible into One (1) newly issued share of Common Stock of the Corporation (the "Conversion Rate"), which is subject to adjustment as provided in Part 2C of this
Section V, below; provided, however, that shares of Series E Stock may be converted into shares of Common Stock only after the holder of such shares of Series E Stock shall have certified to the Corporation that it is not a "bank holding company" or a "subsidiary" of a "bank holding company" within the meaning of
Section 4 of the Bank Holding Company Act of 1954, as amended, and Regulation Y promulgated thereunder, or one of the following shall have occurred: (1) the bona fide sale to any purchaser (including, without limitation, any underwriter) of such shares of Series E Stock (x) pursuant to a registration statement declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering the offer and sale of the Corporation's common stock in a bona fide public offering, or (y) pursuant to Rules 144 and 144A promulgated under the Act, or in a public distribution pursuant to Regulation A of the General Rules and Regulations under the Act; (2) the bona fide sale to any purchaser of such shares of Series E Stock in a transaction not involving a sale of the Corporation's common stock to the public, provided that such purchaser does not immediately after such transaction hold shares of Common Stock (including any shares converting to Common Stock in accordance herewith) equaling two percent (2%) or more of the then-outstanding shares of Common Stock; or (3) the receipt by the Corporation of (y) a staff opinion, ruling or other written advice from the Board of Governors of the Federal Reserve System, or from the appropriate Federal Reserve Bank, or (z) an opinion of counsel experienced in bank regulatory matters, in each case to the effect that such shares of Series E Stock may be converted into shares of Common Stock without violation of Section 4 of the Bank Holding Company Act of 1954, as amended, and Regulation Y promulgated thereunder.

      2C. Adjustment of Conversion Rate. The Conversion Rate is subject to adjustment from time to time upon the occurrence of any of the events enumerated in Part 2C of this Section V. Such adjustments shall be made in respect of any such events occurring from and after the date on which any warrants to purchase shares of Series E Stock are first issued and shall be applicable to all authorized shares of Series E Stock whether or not any such shares are issued and outstanding.

       a. Adjustment for Change in Capital Stock of the Corporation. If the Corporation (i) pays a dividend or makes a distribution on any class of its Common Stock in shares of any class of its Common Stock, (ii) subdivides its outstanding shares of any class of Common Stock into a greater number of shares,
(iii) combines its outstanding shares of any class of Common Stock into a smaller number of shares, (iv) makes a distribution on any class of its Common Stock in shares of its Stock other than Common Stock, or (v) issues by reclassification of any class of its Common Stock any shares of its Stock, then the Conversion Rate in effect immediately prior to such action shall be proportionately adjusted so that any holder of any Series E Stock (a "Holder") thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Corporation which it would have owned immediately following such action if such Series E Stock had been issued and outstanding (if not then issued and outstanding) and converted immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur, and shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If after an adjustment a Holder may receive shares of two or more classes of capital stock of the Corporation, the Board of Directors of the Corporation shall determine in the good faith exercise of its reasonable business judgment the allocation of the adjusted Conversion Rate between the classes of capital stock. After such allocation, the exercise privilege and the Conversion Rate of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those in Part 2C of this
Section V.

     b. Adjustment for Common Stock Issues. If the Corporation issues shares of Common Stock for a consideration per share less than the Fair Market Value per Share (as defined in paragraph (1) of Part 2C of this Section V) on the date the Corporation fixes the offering price of such additional shares, the Conversion Rate shall be adjusted in accordance with the following formula:

E' = E x   A
        ______
             P
             _
         O + M

where:

E' = the adjusted Conversion Rate;

E = the then current Conversion Rate;

O = the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares;

P = the aggregate consideration received for the issuance of such additional shares;

M = the Fair Market Value per Share on the date the Corporation fixes the offering price of such additional shares; and

A = the number of shares of Common Stock outstanding immediately after the issuance of such additional shares.

The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. The provisions of this subsection (b) do not apply (i) to any of the transactions described in subsection (a) of Part 2C of this Section V or (ii) any transaction for which an adjustment has been made pursuant to the provisions of paragraphs
(c) or (d) of Part 2C of this Section V or (iii) the issuance of any Excluded Shares (as defined in paragraph (l) of Part 2C of this Section V).

      c. Adjustment for Convertible Securities Issues. If the Corporation issues any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for shares of Stock, either immediately or upon the occurrence of a specified date or a specified event ("Convertible Securities"), other than shares of Series E Stock for which an adjustment has been made pursuant to the provisions of subsection
(d) of Part 2C of this Section V, whether or not the right to convert or exchange thereunder is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence of some other event, or both, for a consideration per share of Stock initially deliverable upon conversion or exchange of such Convertible Securities less than the Fair Market Value per Share on the date of issuance of such Convertible Securities, the Conversion Rate shall be adjusted in accordance with this formula:



E' = E x O + D
         _____
             P
             _
         O + M

where:

E' = the adjusted Conversion Rate;

E = the then current Conversion Rate;

O = the number of shares of Common Stock outstanding immediately prior to the issuance of such Convertible Securities;

P = the aggregate consideration received for the issuance of such Convertible Securities; and

M = the Fair Market Value per Share on the date of issuance of such Convertible Securities; and

D = the maximum number of shares of Common Stock deliverable upon
exercise,   conversion  or  in  exchange  of   such   Convertible
Securities at the Minimum Price.

In this subsection (c), the term "Minimum Price" means the lowest price at which the Convertible Securities can be converted into or exchanged for Common Stock, regardless of whether that is the initial rate or is conditioned upon the passage of time, the occurrence or non-occurrence of some other event, or both. The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Stock deliverable upon conversion or exchange of such Convertible Securities has not been issued when such Convertible Securities are no longer outstanding, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such Convertible Securities been made on the basis of the actual number of shares of Stock issued upon conversion or exchange of such Convertible Securities.

      d. Adjustment for Right, Option and Warrant Issues. If the Corporation issues any rights, options or warrants to subscribe for or purchase or otherwise acquire Stock, whether or not the right to exercise such rights, options or warrants is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence of some other event, or both (the "Option Securities"), for a consideration per share of Stock initially deliverable upon exercise of such Option Securities less than the Fair Market Value per Share on the date of issuance of such Option Securities, the Conversion Rate shall be adjusted in accordance with this formula:

E' = E x O + D
         _____
             P
             _
         O + M

where:

E' = the adjusted Conversion Rate;

E = the then current Conversion Rate;

O = the number of shares of Common Stock outstanding immediately prior to the issuance of such Option Securities;

P = the aggregate consideration received for the issuance of such Option Securities;

M = the Fair Market Value per Share on the date of issuance of such Option Securities; and

D = the maximum number of shares of Common Stock deliverable upon exercise, conversion or in exchange of such Option Securities at the Minimum Price.

As used in this subsection (d), the term "Minimum Price" means the lowest price at which the Option Securities may be exercised to purchase or otherwise acquire Common Stock, regardless of whether that is the initial price or is conditioned upon the passage of time, the occurrence or non-occurrence of some other event, or both. The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Common Stock deliverable upon exercise of such Option Securities has not been issued when such Option Securities are no longer outstanding, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such Option Securities been made on the basis of the actual number of shares of Common Stock issued upon such exercise of such Option Securities.

       e.     Consideration  Received.   For  purposes   of   any
computation respecting consideration received pursuant to any subsection of Part 2C of this Section V, the following shall apply:

      (1) in the case of the issuance of shares of Common Stock for cash, the consideration received shall be the amount of cash received by the Corporation therefor, without deduction therefrom of any reasonable expenses incurred by the Corporation in connection therewith or any reasonable underwriters' discounts, fees and commissions paid or allowed by the Corporation in connection therewith.

      (2) in the case of the issuance of shares of Common Stock for a consideration consisting in whole or in part of other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors of the Corporation in the good faith exercise of its business judgment, without deduction therefrom of any reasonable expenses incurred by the Corporation in connection therewith. In any circumstances in which the fair market value of any such consideration is to be determined pursuant to this paragraph (2), the Corporation shall give to the Holders (or, if such determination affects less than all of the Holders, to the Holders so affected) written notice of the proposed fair market value, as determined in good faith by the Board of Directors of the Corporation. If, within thirty (30) days after the date such notice is given, the Corporation and such Holders agree upon the fair market value then the fair market value for purposes of this paragraph (2) shall be as so agreed. If such Holders and the Corporation do not agree upon such fair market value within such 30-day period, then the Required Holders (as defined in paragraph
(l) of Part 2C of this Section V) and the Corporation shall appoint a recognized investment banking firm of national reputation, reasonably acceptable to the Required Holders and the Corporation. If the Corporation and the Required Holders cannot agree on the appointment of a mutually acceptable investment banking firm, or if the firm so appointed declines or fails to serve, then the Required Holders and the Corporation shall each choose one such investment banking firm and the respective firms so chosen shall appoint another recognized investment banking firm of national reputation. The investment banking firm so selected shall appraise the fair market value for the purposes of this paragraph (2), and such investment banking firm shall make such appraisal (which shall be in the form of a written report signed by such investment banking firm) and, for the purposes of determining the fair market value pursuant to this paragraph (2), such appraised fair market value determined as herein provided shall be final and conclusive on the Corporation and the Holders. If the fair market value of the consideration as determined by such investment banking firm is equal to or less than that determined by the Board of Directors of the Corporation in accordance with this paragraph (2), then all fees and expenses of such investment banking firm shall be paid by the Required Holders requesting such appraisal. If the appraised fair market value of the consideration as determined by such investment banking firm is greater than that determined by the Board of Directors in accordance with this paragraph (2), then all fees and expenses of such investment banking firm shall be paid by the Corporation.

      (3) in the case of the issuance of Convertible Securities or securities issuable upon the exercise of Option Securities, the aggregate consideration received therefor shall be deemed to be the consideration received by the Corporation for the issuance of such Convertible Securities, plus the consideration, if any, received by the Corporation for the issuance of such Option Securities, plus the additional minimum consideration, if any, to be received by the Corporation upon the conversion, exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection (e)).

      f. Special Adjustments. If the purchase price provided for in any Option Securities, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Stock shall change, the Conversion Rate in effect at the time of such event shall forthwith be readjusted. The Conversion Rate shall be adjusted to those amounts which would have been in effect at such time had such Option Securities or Convertible Securities outstanding at such time initially been granted, issued or sold and the Conversion Rate initially adjusted as provided in the applicable subsection of Part 2C of this Section V, whichever was applicable, except that the minimum amount of additional consideration payable and the total maximum number of shares issuable shall be determined after giving effect to such event (and any prior event or events).

      g. When No Adjustment Required. No adjustment need be made for a change in the par value or absence of par value of any Common Stock. No adjustment in the Conversion Rate need be made unless adjustment would require an increase or decrease of at least 1% of the Conversion Rate. Any adjustments that are not made but deferred pursuant to this subsection shall be carried forward and taken into account in any subsequent adjustment.

     h. Determination of Fair Market Value per Share; Notice of Adjustment. Prior to issuing any shares of Common Stock, any Convertible Securities or any Option Securities, the Corporation shall cause the Board of Directors of the Corporation to determine in good faith the Fair Market Value per Share, as of the date on which the Corporation fixes the offering price of such shares or as of the date of issuance of such Convertible Securities or Option Securities, as the case may be. Within five
(5) days of such determination by the Board of Directors of the Corporation, but in no event later than thirty (30) days prior to issuance of such Common Stock, Convertible Securities or Option Securities, the Corporation shall give the Holders written notice of the proposed Fair Market Value per Share. If within such thirty (30) day period, the Corporation and such Holders agree upon the Fair Market Value per Share, then the Fair Market Value per Share shall be as so agreed. If, within such thirty (30) day period, the Corporation and the Required Holders (as defined in paragraph (l) of Part 2C of this Section V) do not agree upon such Fair Market Value per Share, then the Fair Market Value per Share shall be determined as provided in clause (b) of the definition thereof.

      i. When Issuance or Payment May Be Deferred. In any case in which Part 2C of this Section V shall require that an adjustment in the Conversion Rate be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event (i) issuing to the Holder of any Series E Stock converted after such record date the shares of Stock issuable upon such conversion over and above the shares of Stock issuable upon such conversion on the basis of the Conversion Rate prior to such adjustment and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to paragraph (j), provided, however, that the Corporation shall deliver to such Holder a bill or other appropriate instrument evidencing such Holder's right to receive such additional shares of stock and cash upon the occurrence of the event requiring such adjustment.

      j. Fractional Interests. The Corporation shall not be required to issue fractional shares of Common Stock on the conversion of the Series E Stock. If more than one share certificate shall be presented for conversion in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares issuable on conversion of the Series E Stock evidenced by all share certificates so presented. If any fraction of the shares of Common Stock would, except for the provisions of Part 2C of this
Section V, be issuable on conversion of any shares of Series E Stock (or specified portion thereof), the Corporation shall pay an amount in cash equal to the Fair Market Value per Share on the day immediately preceding the date the share certificate evidencing such Series E Stock is presented for conversion, multiplied by such fraction.

      k. Par Value of Common Stock. Before taking any action which (i) would cause an adjustment in the Conversion Rate pursuant to Part 2C of this Section V such that the aggregate par value of the shares of Common Stock (including fractional shares) into which a share of Series E Stock is convertible is greater than $0.02 per share or (ii) would otherwise result in the par value of the Common Stock increasing to greater than $0.02 per share, the Corporation shall receive the consent of the Required Holders to such adjustment or change in the par value of the Common Stock and shall take any corporate action necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock on the basis of the Conversion Rate as so adjusted.

      l.    Definitions.  For purposes of Part 2C of this Section
V, the following terms shall have the following meanings:

      (1) "Excluded Shares" means (i) shares of Common Stock to be issued upon exercise or conversion of the Corporation's Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Stock, and warrants to purchase Series E Stock, (ii) shares of Stock issued on exercise of warrants to purchase Common Stock which the Board of Directors has, by resolution duly adopted prior to May 31, 1996, authorized to be granted or issued, not to exceed 809,711 shares, and (iii) shares of Stock issued to officers, directors, or employees of, or consultants to, the Corporation upon exercise of any stock option granted on or prior to May 31, 1996, not in excess of 1,151,113 shares, plus shares issued or options granted to employees pursuant to a stock option plan approved in good faith by the Board of Directors of the Corporation after May 31, 1996, not exceeding 500,000 shares.

      (2) "Fair Market Value per Share" means the fair market value of a share of Common Stock of the Corporation, and shall be equal to the quotient of (i) the fair market value of the Corporation and its subsidiaries taken as a whole on the date of determination, taking into account all the factors relevant thereto, including, without limitation, the highest of the prices that could be obtained from an arms' length sale without time constraints of (A) all or substantially all of the assets of the Corporation and the subsidiaries subject to or after satisfaction of all liabilities of the Corporation and the subsidiaries or (B) all of the Fully Diluted Shares of Common Stock of the Corporation, whether by stock sale, merger, consolidation or otherwise, divided by (ii) the number of Fully Diluted Shares of Common Stock on the date of determination. In no event shall the Fair Market Value per Share be reduced or discounted on the basis that any securities to be valued on the basis of such Fair Market Value per Share may represent the fight to acquire a minority interest in the Corporation or may not be freely transferable under federal or state securities laws, or for any other reason. The Fair Market Value per Share shall be determined as provided in clause (X) or (Y) below, as applicable.

           (X) In any circumstances in which the Fair Market Value per Share is required to be determined, not later than ten
(10) days following the date as of which such determination is required to be made, the Board of Directors of the Corporation shall determine in good faith the Fair Market Value per Share, and the Corporation shall give to the Holders (or, if such determination affects less than all of the Holders, to the Holders so affected) prompt written notice of such determination. If within thirty (30) days after the date such notice is given, the Corporation and the Required Holders agree upon the Fair Value per Share, then the Fair Market Value per Share shall be as so agreed. If within such 30-day period, the Corporation and the Required Holders do not agree upon such Fair Market Value per Share, then the Fair Market Value per Share shall be determined as provided in clause (Y) of this definition.

          (Y) If the Required Holders and the Corporation do not agree upon such Fair Market Value per Share within the 30-day period specified in clause (X) of this definition, then the Required Holders and the Corporation shall appoint a recognized investment banking firm of national reputation, reasonably acceptable to the Required Holders and the Corporation. If the Corporation and the Required Holders cannot agree on the appointment of a mutually acceptable investment banking firm, or if the firm so appointed declines or fails to serve, then the Required Holders and the Corporation shall each choose one such investment banking firm and the respective firms so chosen shall appoint another recognized investment banking firm of national reputation. The investment banking firm so selected shall appraise the value of the Corporation (which shall be in the form of a written report signed by such investment banking firm), and such appraised value of the Corporation determined as herein provided shall be final and conclusive and binding on the
Corporation and the Holders. If the appraised value of the Corporation as determined by such investment banking firm is equal to or less than that determined by the Board of Directors of the Corporation in accordance with clause (X) of this definition, then all fees and expenses of such investment banking firm shall be paid by the Required Holders requesting such appraisal. If the appraised value of the Corporation as determined by such investment banking firm is greater than that determined by the Board of Directors in accordance with clause
(X) of this definition, then all fees and expenses of such investment banking firm shall be paid by the Corporation.

      (3) "Fully Diluted Shares" means, as of any date of determination, the number of shares of Common Stock of the Corporation equal to the sum of (i) the number of shares of Common Stock outstanding on such date of determination, plus (ii) the number of shares issuable upon conversion of the Series E Stock as of such date of determination, plus (iii) the number of shares of Common Stock that would be issued in respect of all Option Securities of the Corporation outstanding and immediately exercisable as of such date of determination if such Option Securities were to be converted into shares of Common Stock in accordance with the following formula:

X = Y(A-B)
    ______
      A

where:

X = the number of shares to be issued to the holders of such Option Securities;

Y = the number of shares for which such Option Securities are exercisable;

A = the Fair Market Value per Share determined on the basis of the then outstanding Common Stock and assuming that all Option
Securities outstanding are converted to Common Stock as of the date of determination: and

B = the exercise price for such Option Securities.

      (4)   "Required Holders" means the Holders holding at least
66-2/3% of the Series E Stock outstanding.

     (5)  "Stock" means any capital stock of the Corporation.

      2D. Conversion Date. Conversion shall be deemed to have been made as of the date of surrender of certificates for the shares of Series E Stock to be converted, and the giving of written notice as prescribed in Part 2A of this Section V, and the person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock on such date. The Corporation shall not be required to deliver certificates for shares of its Common Stock while the stock transfer books for such stock or for the Series E Stock are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books.

      2E. Converted Shares and Common Stock Held for Conversion. Any shares of Series E Stock which at any time have been converted shall be canceled, may not be reissued as Series E Stock, and shall be returned to the status of authorized and unissued shares of Preferred Stock without designation as to series. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of issuance upon conversion of shares of Series E Stock then outstanding and shall take all action necessary so that shares of Common Stock so issued will be validly issued, fully paid and nonassessable.

      2F. Taxes. The Corporation will pay any and all stamp or similar taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of shares of Series E Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series E Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

Part 3.  Dividends.

      If the Corporation pays a dividend or makes a distribution to the holders of its Common Stock of any securities (other than capital stock for which an adjustment in the Conversion Rate is made pursuant to Part 2C of this Section V) or property
(including cash or securities of other companies) of the Corporation, or any rights, options or warrants to subscribe for or purchase securities or property (including securities of other companies) of the Corporation, then, simultaneously with the payment of such dividend or the making of such distribution the Corporation will pay or distribute to the holders of record of the Series E Stock an amount of property (including, without limitation, cash) and/or securities (including, without limitation, securities of other companies) of the Corporation as would have been received by such holders had they exercised their conversion rights and converted such shares of Series E Stock into Common Stock immediately prior to the record date used for determining stockholders of the Corporation entitled to receive such dividend or distribution. The dividend payable on each share of Series E Stock outstanding on the record date for determining those persons entitled to receive a dividend on Common Stock (or on the date the dividend is paid if no record date is set), shall be equal to the product of the dividend per share of Common Stock multiplied by the Conversion Rate in effect on such record date (or on the date the dividend is paid if no record date is set) after giving taking into account all adjustments to such Conversion Rates required to be made under
Part 2 of this Section V, above, as of such record date (or on the date the dividend is paid if no record date is set). No dividends shall be paid on the Series E Stock unless all dividends on the Senior Securities have been paid or reserved in accordance with the terms thereof.

Part 4.  Voting Rights.

      Each share of Series E Stock shall have no voting rights with respect to any matter submitted to the stockholders of the Corporation, except to the extent required by the Delaware Revised Statutes and except the right to approve by majority vote of the holders of the Series E Stock, (i) any amendment, modification or repeal of the articles of incorporation of the
Corporation if the powers, preferences or special rights of the Series E Stock would be adversely affected, and (ii) the imposition of any restriction on the Series E Stock, other than restrictions arising under the articles of incorporation as in effect at June 1, 1996; provided, that no voting right attributable to the Series E Stock shall impose, or be construed to impose, any limitation on the power of the Corporation to create, authorize or issue, without the vote or approval of the Series E Stock, shares of any class or series of Preferred Stock with rights, powers, privileges and preferences superior or equal to the Series E Stock.

Part 5.  Definitions Applicable to Section V.

      "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New
York, are authorized by law to close.

     "Common Stock" means the Common Stock, $0.0001 par value per share, of the Corporation and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution or assets upon any liquidation, dissolution, or winding up of the Corporation.

      "Junior Securities" means any of the Corporation's equity securities other than Senior Securities and the Series E Stock.

      "Liquidation Value" of any Series E Stock as of any particular date will be equal to $0.02 per share.

      "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

       "Senior Securities" means the Corporation's Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C 8% Convertible Preferred Stock, Series D 8% Convertible Preferred Stock, and any other class or series of Preferred Stock hereafter created, authorized, and issued with rights, powers, privileges and preferences superior or equal to the Series E Stock.

                *               *               *

           IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by Barry S. Roseman, its President, and attested to by Philicia Levinson, its Secretary, this 18th day of October, 1996.

                              HEADWAY CORPORATE SERVICES, INC.

                              By  Barry S. Roseman, President
                                     (Signature)

ATTEST

By  Philicia Levinson, Secretary
       (Signature)